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                              IBS INTERACTIVE, INC.

                           DEFERRED COMPENSATION PLAN

                              EFFECTIVE MAY 1, 1999


                                     PURPOSE

            The purpose of the Plan is to provide specified benefits to a select group of senior management who contribute materially to the continued growth, development and future business success of IBS Interactive, Inc. (the "Company"), a Delaware corporation. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                    ARTICLE 1

                                   DEFINITIONS

            For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following meanings:

1.1 "ACCOUNT BALANCE" shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of the Deferral Account balance. The Account Balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his designated Beneficiary, pursuant to the Plan.

1.2 "ANNUAL DEFERRAL AMOUNT" shall mean that portion of a Participant's Salary or Bonus that a Participant elects to have, and is deferred, in accordance with Article 3, for any Plan Year.

1.3 "BENEFICIARY" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under the Plan upon the death of a Participant.

1.4 "BENEFICIARY DESIGNATION FORM" shall mean the form established by the Committee for a Participant to designate one or more Beneficiaries.

1.5    "BOARD" shall mean the board of directors of the Company.

1.6 "BONUS" shall mean any bonus awarded to the Participant for services rendered to the Company by the Participant.

1.7 "CHANGE IN CONTROL" shall be deemed to occur in the event that any of the following circumstances have occurred:


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       (a)    Any "person" or "group"  within the meaning of Sections  13(d) and
              14(d)(2) of the Exchange Act (i) becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of the Company's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board or (ii) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board, for the election of directors, for any merger or consolidation of the Company or for any other matter or question.

       (b) During any period of 24 consecutive months (not including any period prior to the adoption of this Section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 24-month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors.

       (c) Consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; PROVIDED, THAT, the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

       For purposes of this Section 1.7, the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.

1.8 "CODE"shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.9 "COMMITTEE" shall mean the Compensation Committee appointed by the Board, or if no such committee is appointed, the full Board.

1.10 "COMPANY" shall mean IBS Interactive, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

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1.11   "DEDUCTION  LIMITATION" shall mean the following  limitation on a benefit that may otherwise be distributable under the Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are subject to the Deduction Limitation. If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution to the Participant prior to the Change in Control is deductible, the Company may defer all or any portion of a distribution under the Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.5, below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Company in good faith, on which the deductibility by the Company of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Code Section 162(m)
       or,  if   earlier,   the   effective   date  of  a  Change  in   Control.
       Notwithstanding anything in the Plan to the contrary, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.12 "DEFERRAL ACCOUNT" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with the applicable crediting provisions of the Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his Beneficiary pursuant to the Plan that relate to his Deferral Account.

1.13 "DISABILITY" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 12 months or longer. A Participant shall not be considered to be disabled hereunder unless the Participant furnishes proof of the disability in such form and manner, and at such times, as the Committee may require.

1.14   "DISABILITY BENEFIT" shall mean the benefit set forth in Article 8.

1.15 "ELECTION FORM" shall mean the form established from time to time by the Committee for a Participant to elect to defer a portion of his salary under the Plan.

1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.17 "MONTHLY INSTALLMENTS" shall mean monthly installment payments calculated in the following manner. Each monthly installment shall be equal to the Participant's Account Balance as of the date of the Participant's Retirement, death, Disability or Termination of Employment, divided by the number of months over which the elected monthly installment payments shall be paid. The Participant's Account Balance remaining after each payment shall be appropriately adjusted to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain in the Deferral Account.

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1.18   "PARTICIPANT"  shall  mean  any  employee  (i)  who  is  selected  by the
       Committee to participate in the Plan (ii) who signs an Election Form and a Beneficiary Designation Form, and (iii) whose signed Election Form and Beneficiary Designation Form are accepted by the Committee. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.19 "PLAN" shall mean the IBS Interactive, Inc. Deferred Compensation Plan, as it may be amended from time to time.

1.20 "PLAN YEAR" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.21   "PRE-RETIREMENT  SURVIVOR  BENEFIT"  shall mean the  benefit set forth in
       Article 6.

1.22 "RETIREMENT," "RETIRE(S)" or "RETIRED" shall mean, with respect to an Employee, severance from employment from the Company for any reason (other than a leave of absence, death or Disability) on or after the attainment of age sixty (60).

1.23   "RETIREMENT BENEFIT" shall mean the benefit set forth in Article 5.

1.24 "SALARY" shall mean the base salary paid to a Participant for services performed for the Company during any Plan Year.

1.25   "SHORT-TERM PAYOUT" shall mean the payout set forth in Section 4.1.

1.26   "TERMINATION BENEFIT" shall mean the benefit set forth in Article 7.

1.27 "TERMINATION OF EMPLOYMENT" or "TERMINATES EMPLOYMENT" shall mean the severing of employment with the Company, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave absence.

1.28 "UNFORESEEABLE FINANCIAL EMERGENCY" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

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                                    ARTICLE 2

                                  PARTICIPATION

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of senior management employees, as determined by the Committee in its sole discretion.

2.2 ENROLLMENT REQUIREMENTS. To become a Participant, each selected employee shall complete, execute and return to the Committee an Election Form and a Beneficiary Designation Form within 30 days after he is selected to participate in the Plan. In addition, the Committee may establish additional enrollment requirements from time to time.

2.3 COMMENCEMENT OF PARTICIPATION. An employee selected under Section 2.1 shall become a Participant on the first day of the month following the month in which the employee completes the enrollment requirements set forth in Section 2.2. If an employee fails to meet all such requirements within the time period required under Section 2.2, such Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of senior management employees, the Committee shall have the right in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections, and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                   ARTICLE 3

              DEFERRAL COMMITMENTS/COMPANY MATCHING/CREDITING/TAXES

3.1 AMOUNT OF DEFERRAL. Except as otherwise provided in this Article 3, for each Plan Year, a Participant may elect to defer any portion of his Salary and/or Bonus.

3.2 ELECTION TO DEFER. For each Plan Year in which a Participant wishes to defer a portion of his Salary and/or Bonus, the Participant must make an irrevocable deferral election for that Plan Year. Such election shall be made by filing an Election Form with the Committee before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is received by the Committee for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.3 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. For each Plan Year, the Annual Deferral Amount shall be withheld from each regularly scheduled payroll in equal amounts, as adjusted from time to time for increases and decreases in Salary, and from Bonuses, if applicable.

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3.4    VESTING.  A participant shall at all times be 100% vested in his Deferral
       Account.

3.5 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established form time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

       (a) ELECTION OF INVESTMENT. A Participant shall elect, on the Election Form, one or more investment vehicles ("Investments") as a basis to determine the additional amounts to be credited or debited to his Account Balance. The Participant shall specify the percentage of his Account Balance to be allocated to each Investment. The Participant may change his Investment election at such intervals and by such means as the Committee shall designate.

       (b) CREDITING OR DEBITING METHOD. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Investment selected by the Participant, as determined by the Committee in its sole discretion, as though the Participant's Account Balance were invested in the Investments selected by the Participant.

       (c) NO ACTUAL INVESTMENT. Investments are to be used for measurement purposes only, and a Participant's election of any such Investment, the allocation to his Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his Account Balance in any such Investment. If the Company, in its discretion, invests funds in any or all of the Investment(s), no Participant shall have any rights in or to such Investments. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company, and the Participant shall at all times remain an unsecured creditor of the Company.

3.6 FICA AND OTHER TAXES. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Company shall withhold from that portion of the Participant's Salary and/or Bonus that is not being deferred, in a manner determined by the Company, the Participant's share of FICA and other employment taxes attributable to such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.6.

3.7 DISTRIBUTIONS. The Company shall withhold from any payments made to a Participant hereunder all federal, state and local income, employment and other taxes required to be withheld by the Company, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Company.

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                                   ARTICLE 4

            SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section 3.5, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of the Plan, each Short-Term Payout elected shall be distributed within 60 days after the first day of any Plan Year designated by the Participant that is at least five Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. For example, if a five year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2000, the five-year Short-Term Payout would become payable during a 60-day period commencing January 1, 2005.

4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, the suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.


                                   ARTICLE 5

                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his Account Balance.

5.2 PAYMENT OF RETIREMENT BENEFIT. A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in Monthly

                                       7
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       Installments  over a period  of 24 to 120  months  (as  specified  in the
       Election Form). The Participant may change his payment election annually by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. Payments shall begin within 60 days of the date the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, equal to the Participant's unpaid remaining Account Balance.

                                   ARTICLE 6

                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he Retires, Terminates Employment, or suffers a Disability.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT. A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be distributed to his Beneficiary in a lump sum or in Monthly Installments over a period of 24 to 120 months (as specified in the Election Form). The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Payment to the Beneficiary shall begin within 60 days after the date on which the Committee is provided with satisfactory proof of the Participant's death. Any such payments shall be subject to the Deduction Limitation.

                                       8
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                                   ARTICLE 7

                               TERMINATION BENEFIT

7.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit equal to the Participant's Account Balance if a Participant Terminates Employment prior to his Retirement, death or Disability.

7.2 PAYMENT OF TERMINATION BENEFIT. A Participant, in connection with his commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or in Monthly Installments over a period of 24 to 120 months (as specified in the Election Form). The Participant may change his payment election annually by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Termination of Employment and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit. Notwithstanding the foregoing, if a Participant does not make any election with respect to the payment of the Termination Benefit or if the Participant's Account Balance on the date he Terminates Employment is less than $25,000, the Termination Benefit shall be paid in a lump sum. Payment of the Termination Benefit shall begin within 60 days after the Participant Terminates Employment and shall be subject to the Deduction Limitation.

                                   ARTICLE 8

                          DISABILITY WAIVER AND BENEFIT

8.1    DISABILITY WAIVER.

       (a) WAIVER OF DEFERRAL. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Salary or Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of the Plan.

       (b) RETURN TO WORK. If a Participant returns to employment after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his return to employment or service and for every Plan Year thereafter while a Participant; provided such deferral elections are otherwise allowed and an Election Form is delivered to, and accepted by, the Committee for each such election in accordance with Article 3.

8.2 CONTINUED ELIGIBILITY: DISABILITY BENEFIT. A Participant suffering a Disability shall continue to be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those

       Articles. Notwithstanding the above, the Committee shall, in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have Retired as soon as practicable after such Participant is determined to be suffering a Disability, in which case the Participant shall be paid a Retirement Benefit in accordance with Article 5. In the case of a Participant who is not otherwise eligible to Retire, the Committee may, in its sole discretion, deem the Participant to have Terminated Employment at any time after such Participant is determined to be suffering from a Disability, in which case such Participant shall receive a Termination Benefit equal to his Account Balance on the date of the deemed Termination of Employment. The Termination Benefit shall be paid in accordance with Section 7.2 as if the deemed Termination of Employment was an actual Termination of Employment.

                                   ARTICLE 9

                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his Beneficiary(ies) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

9.2 BENEFICIARY DESIGNATION CHANGE. A Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by submitting a new Beneficiary Designation Form under Committee's rules and procedures, as in effect from time to time. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form accepted by the Committee prior to his death.

9.3    NO  BENEFICIARY  DESIGNATION.  If a  Participant  fails  to  designate  a
       Beneficiary as provided in Sections 9.1 and 9.2 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the
       Participant's surviving spouse shall be deemed to be his designated Beneficiary. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the Participant's estate.

9.4 DISCHARGE OF OBLIGATIONS. The payment of benefits hereunder to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant.

                                   ARTICLE 10

                     TERMINATION, AMENDMENT OR MODIFICATION

10.1 TERMINATION. Although the Company anticipates that it will continue the Plan for an indefinite period of time, the Company reserves the right to terminate the Plan at any time with respect to any or all Participants,

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

       by action of the Board. Upon the termination of the Plan, the Account Balances of the affected Participants (determined as if they had Terminated Employment on the termination date of the Plan or, if the Plan is terminated after a Participant was eligible to Retire, then as if the Participant had Retired on the termination date of the Plan) shall be paid to the Participants as follows. If the Plan is terminated prior to a Change in Control, the Company may, in its sole discretion and notwithstanding any elections made by the Participant, pay such benefits in a lump sum or in annual installments of up to 10 years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated after a Change in Control, the Company shall pay such benefits in a lump sum as soon as practicable after such termination. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Company may accelerate installment payments by paying the Account Balance in a lump sum or in fewer Monthly Installments.

10.2 AMENDMENT. The Company may, at any time, amend or modify the Plan, in whole or in part, by action of the Board; provided, however, that no amendment or modification shall decrease or restrict the value of a Participant's Account Balance or affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Company may accelerate installment payments by paying the Account Balance in a lump sum or in fewer Monthly Installments.

10.3 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7, 8 shall completely discharge all obligations to a Participant and his designated Beneficiaries under the Plan.

                                   ARTICLE 11

                                 ADMINISTRATION

11.1 COMMITTEE DUTIES. The Plan shall be administered by the Committee. Members of the Committee may be Participants. The Committee shall have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (ii) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

11.2 AGENTS. In the administration of the Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

11.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.4 INDEMNITY OF COMMITTEE. The Company shall indemnify and hold harmless the members of the Committee, and any employee to whom the duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such employee.

11.5 COMPANY INFORMATION. To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 12

                          OTHER BENEFITS AND AGREEMENTS

12.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary hereunder are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13

                                CLAIMS PROCEDURES

13.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (a "Claimant") may deliver to the Committee a written claim for benefits under the Plan. All claims must be filed within 180 days of the date on which the event that caused the claim to arise occurred. The claim must specify the determination desired by the Claimant.

13.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing of its decision on a claim. If the claim is denied, in whole or in part, such notice must set forth, in a manner calculated to be understood by the
       Claimant: (i) the specific reason(s) for the denial of the claim; (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 13.3.

13.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative) may: (i) review pertinent documents; (ii) submit written comments or other documents; and/or (iii) request a hearing, which the Committee, in its sole discretion, may grant.

13.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (i) specific reasons for the decision;
       (ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (iii) such other matters as the Committee deems relevant.

                                   ARTICLE 14

                                  MISCELLANEOUS

14.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 302(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

14.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits hereunder, any and all of the Company's assets shall be, and remain, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.3 COMPANY'S LIABILITY. The Company's liability for the payment of benefits shall be defined only by the Plan and the Election Form signed by the Company and a Participant. The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

14.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be (i) subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, (ii) transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or (iii) transferable to a spouse as a result of a property settlement or otherwise.

14.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Company as an employee, or to interfere with the right of the Company to discipline or discharge the Participant at any time.

14.6 FURNISHING INFORMATION. A Participant or his Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.7 GOVERNING LAW. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of New Jersey without regard to its conflicts of laws principles.

14.8 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered certified mail, to the address below:

                  IBS Interactive, Inc.
                  Compensation Committee
                  2 Ridgedale Avenue, Suite 350
                  Cedar Knolls, New Jersey 07927

       Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

       Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.9 SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's Beneficiaries.

14.10 VALIDITY. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof; and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

14.11 INCOMPETENT. If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.12 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

14.13 DISTRIBUTION IN THE EVENT OF TAXATION. If, for any reason, all or any portion of Participant's benefits under the Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of such taxable portion. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and which, after a Change in Control, shall be granted), the Company shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under the Plan.

14.14 LEGAL FEES TO ENFORCE RIGHTS. It is the intent of the Company that a Participant not be required to incur any legal fees or disbursements associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under the Plan, or (ii) the enforcement of his rights under the Plan, including without limitation the initiation or defense of any litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits extended to the Participant hereunder. Accordingly, if it should appear to any Participant that the Company, or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction.

            IN WITNESS WHEREOF, the Company has signed the Plan document as of May 1, 1999.

                                     IBS Interactive, Inc.



                                     By: /s/ Nicholas R. Loglisci, Jr.
                                        ______________________________________


                                     Title: Chief Executive Officer
                                           ___________________________________





















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